Exhibit 4


                  Letterhead of Sutherland Asbill & Brennan LLP
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004

   MARY JANE WILSON-BILIK
   DIRECT LINE: 202.383.0660
   INTERNET: MJWILSON-BILIK@SABLAW.COM

                                                     April 29, 2002

VIA EDGARLINK
-------------

Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-53462) of the Conseco Variable Separate Account L. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,

                                         Sutherland Asbill & Brennan LLP



                                         By:  /s/ MARY JANE WILSON-BILIK
                                              ---------------------------------
                                              Mary Jane Wilson-Bilik